                                                                   Exhibit 15.01



The Board of Directors
Sonic Corp.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-40987) pertaining to the 1991 Sonic Corp. Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-40988) pertaining to the 1991 Sonic Corp. Stock Purchase Plan and the Registration Statements (Forms S-8 No. 333-09373, No. 33-40989 and No. 33-78576) pertaining to the
1991 Sonic Corp. Stock Option Plan, and the related Prospectuses of our report dated January 3, 1997 relating to the unaudited condensed consolidated interim financial statements of Sonic Corp. which are included in its Form 10-Q for the quarter ended November 30, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
January 3, 1997